Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

EZCORP, Inc.
Rollingwood, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-202626), Form S-4 (No. 333-202627), Form S-8 (No. 333-221996) Form S-8 (No. 333-215294), Form S-8 (No. 333-210647), Form S-8 (No. 333-209088), Form S-8 (No. 333-202628), and Form S-8 (No. 333-191677) of our reports dated November 14, 2018, relating to the consolidated financial statements, and the effectiveness of EZCORP, Inc.’s internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Dallas, Texas

November 14, 2018